Exhibit 99.1

Ariba Reports Results for First Quarter of Fiscal Year 2012

Company posts 67% year-over-year growth in subscription software revenue

SUNNYVALE, Calif., January 26, 2012 – Ariba, Inc. (Nasdaq: ARBA), the world’s business commerce network, today announced results for the first quarter of fiscal year 2012 ended December 31, 2011.

Quarterly Financial and Operational Highlights from Continuing Operations:

•	Subscription revenue of $84.0 million, up 67% year-over-year

•	Network revenue of $41.6 million, up 201% year-over-year

•	Total revenue of $125.7 million, up 39% year-over-year

•	Loss of $0.01 per share from continuing operations; non-GAAP EPS of $0.23 from continuing operations, up 27% year-over-year

•	12 month subscription software backlog of $210 million, up 27% year-over-year

“Ariba’s strong momentum continued during the first quarter, leading to strong revenue growth and profitability,” said Bob Calderoni, Chairman and CEO, Ariba. “We continue to solidify Ariba as the world’s largest and most global web-based business trading community and the value of our trading community continues to grow, making the Ariba Network an increasingly vital way for our customers to collaborate and conduct commerce through the cloud.”

Results for the First Quarter of Fiscal Year 2012

Revenue from Continuing Operations:

Total revenues from continuing operations were $125.7 million for the first quarter of fiscal year 2012, an increase of 39% compared to $90.4 million for the first quarter of fiscal year 2011. Subscription and maintenance revenues for the first quarter of fiscal year 2012 were $97.2 million, an increase of 48% compared to $65.9 million for the first quarter of fiscal year 2011. Within subscription and maintenance revenues, subscription software revenue was $84.0 million for the first quarter of fiscal year 2012, an increase of 67% compared to $50.2 million for the first quarter of fiscal year 2011. Services and other revenues for the first quarter of fiscal year 2012 were $28.5 million, an increase of 16% compared to $24.6 million for the first quarter of fiscal year 2011.

Operating Income from Continuing Operations:

Operating income from continuing operations for the first quarter of fiscal year 2012 was $605 thousand, as compared to $3.9 million for the first quarter of fiscal year 2011. Operating income from continuing operations for the first quarter of fiscal year 2012 included expenses of $4.6 million for amortization of intangible assets and $18.3 million for stock-based compensation. Excluding these items, non-GAAP operating income for the first quarter of fiscal year 2012 was $23.5 million, representing an 18.7% non-GAAP operating margin and an increase of 49% compared to $15.8 million for the first quarter of fiscal year 2011. Non-GAAP operating income for the first quarter of fiscal year 2011 excluded expenses of $1.0 million for amortization of intangible assets, $12.8 million for stock-based compensation and $1.0 million of transaction-related costs and a restructuring benefit of $2.9 million.

Earnings Per Share from Continuing Operations:

Net loss from continuing operations for the first quarter of fiscal year 2012 was $718 thousand, or $0.01 per share, as compared to net income from continuing operations of $8.5 million, or $0.09 per share, for the first quarter of fiscal year 2011. Non-GAAP net income from continuing operations was $22.2 million, or $0.23 per share, an increase of 27% compared to $0.18 per share for the first quarter of fiscal year 2011.

Balance Sheet and Cash Flow

Total cash, cash equivalents, investments and restricted cash were $222.6 million at December 31, 2011, which is down from $280.7 million at September 30, 2011 due primarily to $47.7 million of cash used for the acquisition of b-process, in addition to $16.7 million in repurchase of common stock. The company generated net cash flow from continuing operations of $7.2 million for the three months ended December 31, 2011. Total deferred revenue was $129.1 million at December 31, 2011, an increase compared to $125.2 million at December 31, 2010 and $123.7 million at September 30, 2011

Customer Acquisition and Transactions for the Quarter:

During the quarter, 244 buyer companies of all sizes across geographies purchased Ariba solutions to manage their commerce activities, including: BP North America, Groupe Auchan S.A., Pfizer, Commonwealth Bank of Australia, Tyco International, Astra Zeneca, ArcelorMittal, Nexans, Western Power Corporation, Government of the District of Columbia, Five Star Quality Care, Inc.Teck Mining and Mansorovar Energia.

The company also added 48 new buyer customers, and closed 10 transactions over $1 million including 7 software deals over $1 million, and 240 on-demand product deals.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET to discuss its results for the first quarter of fiscal year 2012. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call will also be webcast live and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference can be accessed by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number 286 and conference ID number: 385897.

About Ariba, Inc.

Ariba, Inc. is the world’s business commerce network. Ariba combines industry-leading cloud-based applications with the world’s largest web-based trading community to help companies discover and collaborate with a global network of partners. Using the Ariba® Network, businesses of all sizes can connect to their trading partners anywhere, at any time from any application or device to buy, sell and manage their cash more efficiently and effectively than ever before. Join them at: www.ariba.com

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Copyright © 1996 – 2012 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions, including difficulties with the integration process or the realization of benefits of a transaction; the impact of our disposition, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed with the SEC on November 10, 2011.

Investor Contact:

John Duncan

Ariba, Inc.

(678) 336-2980

investorinfo@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	December 31, 2011	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$137,021	$196,399
Short-term investments	27,404	28,319
Restricted cash	210	196
Accounts receivable, net	36,656	32,256
Prepaid expenses and other current assets	16,710	16,191

Total current assets	218,001	273,361

Property and equipment, net	32,874	32,806
Long-term investments	28,762	26,581
Restricted cash, less current portion	29,160	29,174
Goodwill	519,358	482,825
Other intangible assets, net	67,289	61,653
Other assets	6,769	6,741

Total assets	$902,213	$913,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,218	$8,873
Accrued compensation and related liabilities	28,702	45,169
Accrued liabilities	25,727	24,293
Restructuring obligations	23,823	23,461
Deferred revenue	121,079	114,505

Total current liabilities	213,549	216,301

Restructuring obligations, less current portion	2,356	8,346
Deferred revenue, less current portion	8,069	9,181
Contingent liability for acquisition	23,648	23,486
Other long-term liabilities	7,441	7,873

Total liabilities	255,063	265,187

Stockholders’ equity:
Common stock	199	199
Additional paid-in capital	5,355,971	5,353,514
Accumulated other comprehensive loss	(6,800)	(3,396)
Accumulated deficit	(4,702,220)	(4,702,363)

Total stockholders’ equity	647,150	647,954

Total liabilities and stockholders’ equity	$902,213	$913,141

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,
	2011	2010
Revenues:
Subscription and maintenance	$97,167	$65,858
Services and other	28,487	24,562

Total revenues	125,654	90,420

Cost of revenues:
Subscription and maintenance	22,040	14,290
Services and other	22,034	15,307
Amortization of acquired technology and customer intangible assets	4,263	1,025

Total cost of revenues	48,337	30,622

Gross profit	77,317	59,798

Operating expenses:
Sales and marketing	45,427	35,716
Research and development	16,572	12,492
General and administrative	14,330	10,610
Amortization of other intangible assets	383	—
Restructuring benefit	—	(2,923)

Total operating expenses	76,712	55,895

Operating income	605	3,903
Interest and other income, net	534	769

Income from continuing operations before income taxes	1,139	4,672
Provision for (benefit from) income taxes	1,857	(3,812)

(Loss) income from continuing operations	(718)	8,484

Discontinued operations, net of tax:
Income (loss) from discontinued operations	861	(5,104)
Gain on sale of discontinued operations	—	38,719

Total discontinued operations	861	33,615

Net income	$143	$42,099

Basic earnings per share:
(Loss) income from continuing operations	$(0.01)	$0.09
Discontinued operations, net of tax	0.01	0.38

Net income per basic common share	$0.00	$0.47

Diluted earnings per share:
(Loss) income from continuing operations	$(0.01)	$0.09
Discontinued operations, net of tax	0.01	0.36

Net income per diluted common share	$0.00	$0.45

Weighted average shares - basic	94,537	88,632
Weighted average shares - diluted	94,537	92,574

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended December 31,
	2011	2010
Operating activities:
Net income	$143	$42,099
Less income from discontinued operations, net of tax	(861)	(33,615)

(Loss) income from continuing operations	(718)	8,484
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
(Recovery of) provision for doubtful accounts	(20)	165
Depreciation	3,079	2,074
Amortization of intangible assets	4,646	1,025
Stock-based compensation	18,266	12,834
Restructuring benefit	—	(2,923)
Changes in operating assets and liabilities:
Accounts receivable	(2,419)	(1,949)
Prepaid expense and other assets	371	(652)
Accounts payable	2,709	91
Accrued compensation and related liabilities	(17,096)	(13,695)
Accrued liabilities	(799)	(6,535)
Deferred revenue	4,795	20,917
Restructuring obligations	(5,628)	(4,260)

Net cash provided by continuing operations	7,186	15,576
Net cash provided by (used in) discontinued operations	1,113	(1,121)

Net cash provided by operating activities	8,299	14,455

Investing activities:
Cash paid for acquisition, net of cash acquired	(47,728)	—
Proceeds from sale of discontinued operations	—	39,000
Purchases of property and equipment	(2,879)	(2,115)
Purchases of investments, net of maturities	(1,089)	459

Net cash (used in) provided by investing activities	(51,696)	37,344

Financing activities:
Proceeds from issuance of common stock	931	431
Repurchase of common stock	(16,740)	(12,802)

Net cash used in financing activities	(15,809)	(12,371)

Effect of exchange rates on cash and cash equivalents	(172)	(67)

Net change in cash and cash equivalents	(59,378)	39,361

Cash and cash equivalents at beginning of period	196,399	182,393

Cash and cash equivalents at end of period	$137,021	$221,754

Non-GAAP Financial Measures

The following table reconciles financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to the most directly comparable non-GAAP financial measures in the press release.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding income and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude income and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
Expense reconciliation:
GAAP revenue	$125,654	$90,420
Less: GAAP net income	143	42,099

Total GAAP expenses	125,511	48,321

Amortization of intangible assets	(4,646)	(1,025)
Stock-based compensation	(18,266)	(12,834)
Tax accrual reversal	—	3,942
Restructuring benefit	—	2,923
Transaction related costs	—	(990)
Discontinued operations	861	33,615

Total non-GAAP operating expenses	$103,460	$73,952

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
Net income reconciliation:
GAAP net income	$143	$42,099
Amortization of intangible assets	4,646	1,025
Stock-based compensation	18,266	12,834
Tax accrual reversal	—	(3,942)
Restructuring benefit	—	(2,923)
Transaction related costs	—	990
Discontinued operations	(861)	(33,615)

Non-GAAP income from continuing operations	$22,194	$16,468

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
Net income per share reconciliation:
GAAP net income per share - basic	$0.00	$0.47
Amortization of intangible assets	0.05	0.01
Stock-based compensation	0.19	0.14
Tax accrual reversal	0.00	(0.04)
Restructuring benefit	0.00	(0.03)
Transaction related costs	0.00	0.01
Discontinued operations	(0.01)	(0.38)

Non-GAAP income from continuing operations per share - basic	$0.23	$0.19

Non-GAAP income from continuing operations per share - diluted	$0.23	$0.18

Weighted average shares - basic	94,537	88,632
Weighted average shares - diluted	98,116	92,574

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude expenses or benefits for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) tax accrual reversal, (iv) restructuring costs or benefits, (v) transaction related costs and (vi) discontinued operations. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for certain restructuring costs or benefits, transaction related costs and discontinued operations, these items are non-cash items that do not affect cash flows.

(1) Amortization of acquired intangible assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2) Stock-based compensation expenses. We exclude stock-based compensation expense associated with stock granted to employees and non-employee directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3) Tax accrual reversal. We released tax reserves in the three months ended December 31, 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the tax reserve releases helps investors compare our operating performance with that of other companies.

(4) Restructuring benefit. We recorded a restructuring benefit related to lease abandonment accruals in the three months ended December 31, 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding restructuring benefits (costs) helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring benefits (costs) will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Transaction related costs. We recorded transaction related costs in the three months ended December 31, 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the transaction related costs helps investors compare our operating performance with that of other companies. We recognize, however, that the transaction related costs impact cash flow and that we and investors should carefully consider the impact of this on cash flow.

(6) Discontinued operations. We exclude the results of discontinued operations from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the results of discontinued operations helps investors compare our operating performance with that of other companies. We recognize, however, that the discontinued operations impact cash flow and that we and investors should carefully consider the impact of this on cash flow.